Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

March 30, 2017

Caterpillar Financial Services Corporation

2120 West End Avenue

Nashville, Tennessee 37203-0001

Re:	Caterpillar Financial Services Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) in the form to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of Debt Securities (the “Debt Securities”) of Caterpillar Financial Services Corporation, a Delaware corporation (the “Company”).  The Debt Securities are to be issued under an Indenture, dated as of April 15, 1985, as supplemented by a First Supplemental Indenture, dated as of May 22, 1986, a Second Supplemental Indenture, dated as of March 15, 1987, a Third Supplemental Indenture, dated as of October 2, 1989, and a Fourth Supplemental Indenture, dated as of October 1, 1990 (collectively, the “Indenture”), between the Company and U.S. Bank Trust National Association, as successor trustee, copies of which are included as exhibits to the Registration Statement.  The Debt Securities are to be issued in substantially the forms filed as exhibits to the Registration Statement (with the maturities, interest rates or interest rate bases, as applicable, and other terms of the Debt Securities appropriately filled in).  The Debt Securities are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus (the “Prospectus Supplements”).

We have examined the Registration Statement and such other instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Based on such examination, we are of the opinion that when the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company and when the Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the Indenture and sold as contemplated by the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto and the agreed consideration therefor has been received by the Company, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

With respect to enforcement, the above opinion is qualified to the extent that enforcement of the Indenture and the Debt Securities may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general equity principles, and further to the extent that enforcement of any Debt Securities denominated in other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law. We have further assumed with respect to enforcement that, when fixed, the terms of the Debt Securities will comply with all applicable “bucket shop” or similar state laws, or have the availability of federal preemption therefrom.

The foregoing opinion is given as of the date hereof and is limited to matters arising under the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and any amendment thereto.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Sidley Austin LLP